UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2011

SAGA ENERGY, INC. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-52692 (Commission File Number)	65-0921319 (IRS Employer Identification No.)

1509 East Chapman Ave, Orange, CA (Address of principal executive offices)	92866 (Zip Code)

(714) 639-1155 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On September 21, 2011, we entered into an asset purchase agreement (the “Agreement”) with Blue Sky Langsa Ltd., a Mauritius company (“Blue Sky Langsa”) pursuant to which we will purchase an 80% undivided interest in Blue Sky Langsa’s East Aceh Offshore - Langsa (EAO-Langsa) Technical Assistance Contract, dated May 15, 1997 (the “Langsa Contract), together with the corresponding interest in related equipment, contracts and other property and rights (collectively, the “Assets”) in exchange for (i) $3,500,000 in cash; (ii) the issuance to Blue Sky Langsa of a 17.5% net profit interest allowing Blue Sky Langsa to retain 17.5% of the net profit to be distributed to us under the Langsa Contract; and (iii) assumption of liabilities relating to the Assets.

The completion of the transaction contemplated by the Agreement is subject to various customary closing conditions including entry by Blue Sky Langsa into a joint operating agreement with us and other holders of interests in the Langsa Contract.  In addition, no later than three months after the closing of the transaction, Blue Sky Langsa must obtain all required consents, permissions, and approvals to the transaction contemplated by the Agreement (the “Consents”).  We expect the transaction to close prior to December 31, 2011, although the transaction may close earlier upon the fulfillment of all closing conditions.  In the event that the Consents are not provided or obtained, we and Blue Sky Langsa must take all necessary actions to terminate the Agreement and unwind the transaction contemplated by the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  There can be no assurances that the transaction will be completed on the proposed terms or at all.

We are a subsidiary of Blue Sky Energy & Power, Inc., a Delaware corporation (“Blue Sky Energy”).  Blue Sky Energy and Blue Sky Langsa are subsidiaries of Blue Sky International Holdings, an Alberta, Canada corporation (“Blue Sky International”).  Blue Sky International is wholly owned by Danyal Chaudhary Foundation, a California non-profit corporation (the Foundation”).  Ilyas Chaudhary, our President; Aamna Virk, our Secretary; and Faisal Chaudhary, the son of Ilyas Chaudhary and brother of Aamna Virk, hold the following positions in Blue Sky Langsa, Blue Sky Energy, Blue Sky International, and the Foundation:

•	Ilyas Chaudhary is President and Aamna Virk and Faisal Chaudhary are directors of Blue Sky Langsa;
•	Ilyas Chaudhary is President, Aamna Virk is Secretary, Faisal Chaudhary is Vice President, and Ilyas Chaudhary, Aamna Virk and Faisal Chaudhary are all of the directors of Blue Sky Energy;
•	Faisal Chaudhary is President, Aamna Virk is Vice President and Secretary, and Aamna Virk and Faisal Chaudhary are all of the directors of Blue Sky International; and
•	Ilyas Chaudhary is the Executive Director, Faisal Chaudhary is the Treasurer, and Aamna Virk and Faisal Chaudhary are members of the Board of Trustees of the Foundation.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

10.1	Asset Purchase Agreement between Saga Energy, Inc. and Blue Sky Langsa Ltd., dated September 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2011 SAGA ENERGY, INC. /s/ Ilyas Chaudhary BY: Ilyas Chaudhary ITS: President and Chief Executive Officer (Principal Executive Officer)